ALLEGIANT FUNDS
                            ALLEGIANT ADVANTAGE FUND
                          200 Public Square, 5th floor
                               Cleveland, OH 44114

                                  June 16, 2006


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                   REMINDER OF SPECIAL MEETING OF SHAREHOLDERS
                           SCHEDULED FOR JUNE 26, 2006
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Dear Shareholder:

You recently received proxy materials for a Joint Special Meeting of Shareholders scheduled for June 26, 2006. We have not yet received your vote on the proposals detailed in the proxy materials. We ask that you act promptly. Your vote will help insure that there will be sufficient participation to hold the meeting as planned. To make sure that your shares are represented, we need to receive your instructions by JUNE 25, 2006.

                               PLEASE VOTE TODAY!

By voting your proxy now, you are helping to save the time and expense of additional solicitations. All shareholders will benefit from your cooperation.

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       AFTER CAREFUL REVIEW, THE BOARD OF TRUSTEES HAS RECOMMENDED A VOTE
              "FOR" THE PROPOSALS DETAILED IN YOUR PROXY STATEMENT.

If you need another copy of the proxy materials or have questions about the proposals, please don't hesitate to call the Fund's proxy solicitor, MIS, an ADP Company, toll free at 1-877-333-2305.
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     YOU CAN VOTE BY USING ONE OF THE FOLLOWING METHODS:

     BY TOUCH TONE PHONE
     Call the toll-free number provided on your proxy card and follow the simple voting instructions.

     BY INTERNET
     Log on to the website listed on the proxy card and follow the voting instructions.

     BY MAIL
     Return your executed proxy card in the enclosed, postage-paid envelope as soon as possible.

     IN PERSON
     Attend the shareholder meeting on June 26, 2006.

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                               EVERY VOTE COUNTS!